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
                                                                                                                         Exhibit 4.3


    NUMBER                          VOID AFTER 5:00 P.M., NEW YORK CITY TIME ON          , 2001                    WARRANTS
W                                              SUNSHINE MINING AND REFINING COMPANY
                                                 SUBSCRIPTION WARRANT/CERTIFICATE
                                                    FOR SHARES OF COMMON STOCK                                 CUSIP 867833 14 7

                                                                                                             SUBSCRIPTION WARRANTS,
                                                                                                               EACH WARRANT FOR
                                                                                                          ONE SHARE OF COMMON STOCK


THIS SUBSCRIPTION WARRANT CERTIFICATE certifies that


or registered assigns, is the registered holder of     Subscription warrants ("Warrants") to acquire the number of shares of Common
Stock, par value $.01 per share (the "Common Stock"), of Sunshine Mining and Refining Company, a Delaware corporation (the
"Company") indicated above. Each Warrant entitles the holder to purchase from the Company at any time from the date hereof to 5:00
p.m., New York City time, on the Expiration Date (as defined below) one fully paid and nonassessable share of Common Stock (a
"Share," or, if adjusted, the "Shares," which may also include any other securities or property purchasable upon exercise of a
Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price of $1.92 (which may be
subject to decrease 120 trading days after     pursuant to the formula set forth in the Warrant Agreement) (the "Exercise Price")
upon surrender of this Warrant Certificate and payment of the Exercise Price at the corporate trust office or agency of the Warrant
Agent, as such term is used in the Warrant Agreement, in the Borough of Manhattan, the City of New York (the "Warrant Agent
Office"), subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price shall be payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of
America which as of the time of payment is legal tender for payment of public or private debts. The number of Shares issuable upon exercise of Warrants (the "Exercise Rate"), is subject to adjustment upon the occurrence of certain events set forth in the Warrant
Agreement.

   The Expiration Date is         , 2001.

   Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on the Expiration Date shall automatically become void and no longer outstanding.

   Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth in this place.

   This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

   This Warrant certificate and the rights of the holder hereof shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

   WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:                                                                                          SUNSHINE MINING AND REFINING COMPANY

     Countersigned:                                            [SEAL]             Attest:                        By:
           AMERICAN STOCK TRANSFER & TRUST COMPANY
                                    as Warrant Agent                                 /s/ REBECCA L. SAUNDERS       /s/ JOHN S. SIMKO
     By

                                Authorized Signature                                            Secretary                President

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                     SUNSHINE MINING AND REFINING COMPANY


The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the Expiration Date, each of which represents the right to acquire at any time on or prior to such date one share of Common Stock, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of February 1, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the holders (the word "holders" or "holder" meaning the registered holders or registered holder of the Warrants).

     Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to acquire from the Company (and the Company shall issue and sell to such holder of the Warrant) at any time on any business day (as defined below) from the date of issuance of such Warrant until 5:00 p.m., New York City time, on the Expiration Date, one fully paid and non-assessable share of Common Stock at the Exercise Price (and any other securities or property purchasable upon exercise of such Warrant at the time of such exercise as provided in the Warrant Agreement). Warrants may be exercised by (i) surrendering at the Warrant Agent Office this Warrant Certificate with the form of Election to Purchase set forth hereon duly completed and executed and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a business day, the exercise of the Warrant to which such items relate will be effective on such business day. If all of such items are received after 2:00 p.m., New York City time, on a business day, the exercise of the Warrants to which such items relate will be effective the next business day. Notwithstanding the foregoing, in the case of any exercise of Warrants on the Expiration Date, if all of such items are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued, to or upon the written order of the holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as such holder may designate in the form of Election to Purchase set forth heron. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the effective date of the exercise of such Warrant or Warrants.

     The Company will not be required to issue fractional Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on the exercise of the Warrants so presented. In lieu of fractional shares, there shall be paid to the holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the product of such fraction times the Quoted Price (as defined in the Warrant Agreement) for such Share on the business day next preceding the effective date of exercise of such Warrant Certificate.

     Warrant Certificates, when surrendered at the Warrant Agent Office by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "business day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which (i) banking institutions in The City of New York, (ii) the principal national securities exchange or inter-dealer quotation system, if any, on which the Common Stock is listed or quoted and (iii) the principal national securities exchange or inter-dealer quotation system, if any, on which the Warrants are listed or quoted, are open for business and not authorized or obligated by law, regulation or executive order to close.

      The terms of the Warrants include those stated in the Warrant Agreement. The terms of the Warrants are subject to all such terms, and Warrantholders are referred to the Warrant Agreement for a statement of those terms.




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                                                       ELECTION TO PURCHASE

               (To be executed by the registered holder if such holder desires to exercise this Warrant Certificate)

American Stock Transfer
  & Trust Company
40 Wall Street
New York, New York 10005
Attn: Reorg Dept.

   The undersigned, the registered holder of this Warrant Certificate, hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate and acquire _____ Shares and herewith tenders payment for such Shares in the amount of $_________ (by certified check or official bank check) in accordance with the terms hereof. The undersigned requests that a certificate or certificates representing such Shares be registered in the name of _______________________________________________________________,
whose address is _________________________________________________________________________________________________________________,
and that such certificate or certificates, and any cash payment to be made in lieu of any fractional Share, be delivered to
__________________________________________________________________________________________________________________________________,
whose address is _________________________________________________________________________________________________________________.

Dated:

Name of registered holder of Warrant Certificate:___________________________________________________________________________________
                                                                                       (Please Print)

   PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX INFORMATION NUMBER FOR REGISTERED HOLDER:


______________________________________________


Address of registered holder: ______________________________________________________________________________________________________

                              ______________________________________________________________________________________________________

                              ______________________________________________________________________________________________________


Signature:_______________________________________________   Signature Guaranteed: __________________________________________________
                                                                                  NOTICE: The signature to the foregoing Election
                                                                                  must correspond to the Name as written upon the
                                                                                  face of this Warrant Certificate in every
                                                                                  particular, without alteration or any change
                                                                                  whatsoever.


                                                            ASSIGNMENT

               (To be executed by the registered holder if such holder desires to transfer this Warrant Certificate)

American Stock Transfer
  & Trust Company
40 Wall Street
New York, New York 10005
Attn: Reorg Dept.

FOR VALUE RECEIVED ________________________________________________________________________ hereby sells, assigns and transfers unto

____________________________________________________________________________________________________________________________________
                                           (Please print name and address of transferee)


   PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX INFORMATION NUMBER OF TRANSFEREE:


______________________________________________


this Warrant Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint

___________________________________________________________________________________________________________________________ Attorney
to transfer this Security on the Warrant Register, with full power of substitution.

Date:                                                      Signature: ______________________________________________________________

                                                           Signature Guaranteed: ___________________________________________________
                                                                                 NOTICE: The signature to the foregoing Assignment
                                                                                 must correspond to the Name as written upon the
                                                                                 face of this Warrant Certificate in every
                                                                                 particular, without alteration or any change
                                                                                 whatsoever.
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